Exhibit 99.1

Rodobo International, Inc. Passed Inspection to Obtain New Production License

HARBIN, China, February 28, 2011 /PRNewswire-Asia-FirstCall/--Rodobo International, Inc. (“Rodobo”, or the “Company”) (OTC Bulletin Board: RDBO.OB- News), a fast growing producer and distributor of high-quality formula milk powder for infants, children, the middle aged and the elderly, has been orally informed that its operating subsidiary in PRC, Harbin Rodobo Dairy Co., Ltd (“Harbin Rodobo”), has passed its on-the-spot inspection performed by the Heilongjiang Bureau of Quality and Technical Supervision (“HBQTS”) and will obtain the new production license for its infant formula powder products in March 2011.

On November 1, 2010, the General Administration of Quality Supervision, Inspection and Quarantine of the PRC (“AQSIQ”) promulgated new rules which govern the licenses granted to producers of dairy products and infant formula powder (2010 version) (“the New Regulations”). These New Regulations require that such producers, even if they have obtained a production license previously, must re-apply for a production license prior to December 31, 2010 and if a producer is not able to obtain a new production license by March, 2011, such producer must stop its production of dairy products and infant formula powder.

An inspection team composed of experts in the dairy industry from the HBQTS, which is the provincial authority in charge of standardization, metrology, quality and special equipment safety supervision, visited our production facilities in Harbin, PRC on February 23, 2011. These experts conducted inspections of all our production facilities and quality monitoring instruments, quality control procedures and management team, which covers around 100 testing points. The HBQTS experts concluded that we satisfied all the criteria required by the New Regulations.

“We are very pleased that we passed the examination run by the HBQTS, which validates our superior quality control standards. Rodobo is among the first batch of infant formula milk powder producers that has completed the mandatory re-certification process in China.” stated Mr. Yanbin Wang, Chairman and Chief Executive Officer. “Although the increasing regulatory scrutiny on our industry may result in increased costs in the short term, we believe it will benefit the industry in the long run. We believe there may be some infant formula milk powder producers that fail to receive a new license from the AQSIQ and, as a result, these producers will be forced to stop production.  We believe that this industry reshuffle will restore Chinese consumers’ confidence on local brands and create growth opportunities.  We will preserve the trust of the government and our customers in the future by continuing to provide Rodobo’s high quality and nutritious milk powder products to our customers.”

About Rodobo International, Inc.:

Rodobo International, Inc. is a producer and distributor of powdered milk formula products in the People’s Republic of China (“China”). The Company’s target consumers include infants, children, the middle-aged and the elderly in China. The Company’s products for infants and children are currently sold under the brand names of “Rodobo” and “Peer”, and its products for middle-aged and elderly consumers are currently sold under the brand name of “Healif”.

Forward Looking Statements

Certain statements in this release and other written or oral statements made by or on behalf of the Company are "forward looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. The forward looking statements are subject to a number of risks and uncertainties including market acceptance of the Company's services and products and the Company's continued access to capital and other risks and uncertainties. The actual results the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These statements are based on our current expectations and speak only as of the date of such statements.

No Offer or Solicitation

This release is for informational purposes only and does not constitute an offer, or invitation, or solicitation of an offer, to subscribe for or purchase any securities of the Company.

    For more information, please contact:

    Company Contact:

     Stephen Tong
     Rodobo International, Inc.
     Tel:   +86-010-6216-6396
     Email: tongzijian@gmail.com

     Xiuzhen Qiao
     Rodobo International, Inc.
     Tel:   +86-010-6216-6032
     Email: qiaozhen1973@163.com